Exhibit 5.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON	STEPHANIE J. SELIGMAN	51 WEST 52ND STREET		DAVID C. BRYAN	MARTIN J.E. ARMS
HERBERT M. WACHTELL	JOHN F. SAVARESE	NEW YORK, N.Y. 10019-6150		STEVEN A. COHEN	GREGORY E. OSTLING
BERNARD W. NUSSBAUM	SCOTT K. CHARLES	TELEPHONE: (212) 403 -1000		DEBORAH L. PAUL	DAVID B. ANDERS
LAWRENCE B. PEDOWITZ	DAVID S. NEILL	FACSIMILE: (212) 403 -2000		DAVID C. KARP	ADAM J. SHAPIRO
PAUL VIZCARRONDO, JR.	JODI J. SCHWARTZ	––––––––––––––––		RICHARD K. KIM	NELSON O. FITTS
PETER C. HEIN	ADAM O. EMMERICH	GEORGE A. KATZ (1965-1989)		JOSHUA R. CAMMAKER	JEREMY L. GOLDSTEIN
HAROLD S. NOVIKOFF	GEORGE T. CONWAY III	JAMES H. FOGELSON (1967-1991)		MARK GORDON	JOSHUA M. HOLMES
KENNETH B. FORREST	RALPH M. LEVENE	––––––––––––––––		JOSEPH D. LARSON	DAVID E. SHAPIRO
MEYER G. KOPLOW	RICHARD G. MASON	OF COUNSEL		LAWRENCE S. MAKOW	DAMIAN G. DIDDEN
THEODORE N. MIRVIS	MICHAEL J. SEGAL			JEANNEMARIE O’BRIEN	ANTE VUCIC
EDWARD D. HERLIHY	DAVID M. SILK	WILLIAM T. ALLEN	ERIC S. ROBINSON	WAYNE M. CARLIN	IAN BOCZKO
DANIEL A. NEFF	ROBIN PANOVKA	PETER C. CANELLOS	PATRICIA A. ROBINSON*	STEPHEN R. DiPRIMA	MATTHEW M. GUEST
ERIC M. ROTH	DAVID A. KATZ	DAVID M. EINHORN	LEONARD M. ROSEN	NICHOLAS G. DEMMO	DAVID E. KAHAN
ANDREW R. BROWNSTEIN	ILENE KNABLE GOTTS	THEODORE GEWERTZ	MICHAEL W. SCHWARTZ	IGOR KIRMAN	DAVID K. LAM
MICHAEL H. BYOWITZ	DAVID M. MURPHY	RICHARD D. KATCHER	ELLIOTT V. STEIN	JONATHAN M. MOSES	BENJAMIN M. ROTH
PAUL K. ROWE	JEFFREY M. WINTNER	THEODORE A. LEVINE	WARREN R. STERN	T. EIKO STANGE	JOSHUA A. FELTMAN
MARC WOLINSKY	TREVOR S. NORWITZ	DOUGLAS K. MAYER	PATRICIA A. VLAHAKIS	DAVID A. SCHWARTZ	ELAINE P. GOLIN
DAVID GRUENSTEIN	BEN M. GERMANA	ROBERT B. MAZUR	J. BRYAN WHITWORTH	JOHN F. LYNCH	EMIL A. KLEINHAUS
STEPHEN G. GELLMAN	ANDREW J. NUSSBAUM	PHILIP MINDLIN	AMY R. WOLF	WILLIAM SAVITT	KARESSA L. CAIN
STEVEN A. ROSENBLUM	RACHELLE SILVERBERG	ROBERT M. MORGENTHAU		ERIC M. ROSOF

* ADMITTED IN THE DISTRICT OF COLUMBIA
––––––––––––––––
COUNSEL

DAVID M. ADLERSTEIN	PAULA N. GORDON
MICHELE J. ALEXANDER	NANCY B. GREENBAUM
LOUIS J. BARASH	MAURA R. GROSSMAN
DIANNA CHEN	MARK A. KOENIG
ANDREW J.H. CHEUNG	J. AUSTIN LYONS
PAMELA EHRENKRANZ	AMANDA N. PERSAUD
KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER

December 19, 2012

AbbVie Inc.

1 North Waukegan Road

North Chicago, IL 60064

Re:                             Registration Statement on Form S-8

We have acted as special counsel to AbbVie Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to an aggregate of $60,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”), pursuant to the AbbVie Deferred Compensation Plan (the “Plan”), which Plan will become effective upon the distribution by Abbott Laboratories (“Abbott”) of all of the outstanding shares of the common stock, par value $0.01 per share, of the Company to shareholders of Abbott (the “Distribution”).

In rendering this opinion, we have examined such corporate records and other documents (including the written document constituting the Plan, the Registration Statement and the Company’s certificate of incorporation and by-laws as currently in effect and amendments thereto as contemplated to be in effect at the time of the Distribution), and we have reviewed such matters of law, as we have deemed necessary or appropriate.  In rendering this opinion, we have, with the Company’s consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering this opinion we have, with the Company’s consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.  In addition, we have assumed that the Plan will be effective at the time that the Deferred Compensation Obligations will be incurred by the Company.

December 19, 2012

Our opinion is subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, or other similar laws relating to or affecting the rights or remedies of creditors generally, (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity), and (iii) applicable law and public policy with respect to rights to indemnity and contribution.  In addition, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the Deferred Compensation Obligations, when incurred pursuant to the terms and conditions set forth in the Registration Statement, the prospectus delivered to participants in the Plan and the Plan, will constitute the valid and legally binding obligations of the Company.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the validity of the Deferred Compensation Obligations and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.  We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz